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                                                                    EXHIBIT 24.3

    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Keith D. Freadhoff, Donald M. Corliss, Jr., and David Bassett-Parkins, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments to the Registration Statement (Registration No. 333-79751), including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

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
                                /s/ WILLIAM BROCK
                                ------------------------------------------
                                Name: William Brock
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